EXHIBIT 10.2

SEQUENTIAL BRANDS GROUP, INC.,

2013 STOCK INCENTIVE COMPENSATION PLAN

Notice of Option Grant

Participant:	[ ]

Company:	Sequential Brands Group, Inc.

Notice:	You have been granted the following Nonqualified Stock Option to purchase Shares in accordance with the terms of the Plan, this Notice of Option Grant and the Nonqualified Stock Option Award Agreement attached hereto as Schedule A (this Notice of Option Grant, together with the Nonqualified Stock Option Award Agreement, this “Agreement”).

Type of Award:	Nonqualified Stock Option

Plan:	Sequential Brands Group, Inc. 2013 Stock Incentive Compensation Plan

Grant:	Date of Grant: [ ]
Option Price per Share: US$[ ]
Total Number of Shares Under Option: [ ]

Exercisability:	Subject to the terms of the Plan and this Agreement, you may exercise your Option on and after the dates indicated below as to number of restricted shares set forth below opposite each such date. You may exercise your Option to purchase any Shares as to which your Option has become exercisable at any time and from time to time until your Option terminates or expires.

Anniversary of Date of Grant	Percentage
First Anniversary
Second Anniversary
Third Anniversary
Fourth Anniversary

Expiration Date:	Ten years from the Date of Grant, subject to earlier termination as set forth in the Plan and this Agreement, except as otherwise provided in Section 6(e) of the Plan.

Acknowledgement
and Agreement:	The undersigned Participant acknowledges receipt of, and understands and agrees to, the terms and conditions of this Agreement and the Plan.

SEQUENTIAL BRANDS GROUP, INC.		PARTICIPANT

By:
Name:
Title:

Date:		Date:

SEQUENTIAL BRANDS GROUP, INC.,
2013 STOCK INCENTIVE COMPENSATION PLAN

Nonqualified Stock Option Award Agreement

This Nonqualified Stock Option Award Agreement, dated as of the Date of Grant set forth in the Notice of Option Grant (the “Grant Notice”) to which this Nonqualified Stock Option Award Agreement is attached as Schedule A, is made between Sequential Brands Group, Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement. Capitalized terms used but not defined in this Agreement have the meanings set forth in the Plan.

1.	Grant of the Option.

Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the right and option (the “Option”) to purchase all or any part of the number of Shares of the Common Stock set forth in the Grant Notice at the Option Price per Share (“Option Price”) set forth in the Grant Notice and on the other terms as set forth in the Grant Notice.

2.	Exercisability of the Option.

The Option shall become exercisable in accordance with the exercisability schedule and other terms set forth in the Grant Notice. The Option shall terminate on the Expiration Date set forth in the Grant Notice, subject to earlier termination as set forth in the Plan and this Agreement.

3.	Method of Exercise of the Option.

(a) The Participant may exercise the Option, to the extent then exercisable, in accordance with the terms and conditions of the Plan by delivering a written or electronic notice to the Company in a form specified or accepted by the Company, specifying the number of Shares with respect to which the Option is being exercised and payment to the Company of the aggregate Option Price in accordance with Section 3(b) hereof. Such notice must be signed by the Participant or any other person then having the right to exercise the Option.

(b) At the time the Participant exercises the Option, the Participant shall pay the Option Price of the Shares as to which the Option is being exercised to the Company (i) in United States dollars by personal check, bank draft, money order or wire transfer of immediately available funds; or (ii) if permitted by the Committee, and subject to any such terms, conditions and limitations as the Committee may prescribe and to the extent permitted by applicable law, by any other payment method described in Section 6(f) of the Plan.

(c) The Company’s obligation to deliver the Shares to which the Participant is entitled upon exercise of the Option is conditioned on the Participant’s satisfaction in full to the Company of the aggregate Option Price of those Shares and the required tax withholding related to such exercise.

4.	Change in Control.

Notwithstanding any other provision of this Agreement, the Option shall be subject to the Change in Control provisions set forth in Section 14 of the Plan.

5.	Termination of Service.

The Option shall terminate upon the Participant’s Termination of Service for any reason and no Shares may thereafter be purchased under the Option, except as otherwise provided in Section 6(h) of the Plan.

6.	Transferability of the Option.

The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Participant, only by the Participant; provided, however, that (a) the Option may be exercised after the Participant’s death by the beneficiary most recently named by the Participant in a written designation thereof filed by the Participant with the Company, in accordance with the Plan, and (b) the Committee may, in its discretion, permit the Option to be transferred subject to such conditions and limitations as the Committee may impose. No transfer of the Option by will or the laws of descent and distribution, or otherwise, shall be effective to bind the Company unless the Committee is furnished with (as applicable): (i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Option that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Option.

7.	Taxes and Withholdings.

At the time of receipt of Shares upon the exercise of all or any part of the Option, the Participant shall pay to the Company or an Affiliate in cash, or make other arrangements, in accordance with Section 16 of the Plan, for the satisfaction of, any taxes of any kind, and social security payments due or potentially payable or required to be withheld with respect to such Shares; provided, however, that pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, the Company may, in its discretion, cause such withholding obligations to be satisfied, in whole or in part, by (a) withholding Shares otherwise deliverable to the Participant upon exercise of the Option, provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, and local withholding obligations using the minimum statutory withholding rates for Federal, state or local tax purposes, including payroll taxes, that are applicable to supplemental taxable income, and/or (b) tendering to the Company Shares already owned by such Participant (or by such Participant and his or her spouse jointly) and either previously acquired by the Participant on the open market or held by the Participant for at least six (6) months at the time of exercise or payment (or which meet any such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such Shares to satisfy such tax obligations), based, in each case, on the Fair Market Value of the Common Stock on the payment date as determined by the Committee.

8.	No Rights as a Shareholder.

Neither the Participant nor any other person shall become the beneficial owner of the Shares subject to the Option, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until the Participant has actually received such Shares following the exercise of the Option in accordance with the terms of the Plan and this Agreement.

9.	No Right to Continued Employment.

Neither the Option nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Affiliate for any period, or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Affiliate, which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to exercise the Option is earned only by continuing as an employee of the Company or an Affiliate at the will of the Company or such Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired, being granted the Option or acquiring Shares hereunder.

10.	The Plan.

By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at the address set forth in Section 12 hereof.

11.	Compliance with Laws and Regulations.

(a) The Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject in all respects to: (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b) It is intended that the Shares received upon the exercise of the Option shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Any certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.

(c) If at the time of exercise of all or part of the Option, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

(d) The Participant shall comply with applicable market abuse rules.

12.	Notices.

All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to Sequential Brands Group, Inc. [address], or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company's records.

13.	Other Plans.

The Participant acknowledges that any income derived from the exercise of the Option shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.

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